Exhibit 5.2

ELLENOFF GROSSMAN & SCHOLE LLP

1345 AVENUE OF THE AMERICAS

NEW YORK, NEW YORK 10105

TELEPHONE: (212) 370-1300

FACSIMILE: (212) 370-7889

www.egsllp.com

August 27, 2024

Richtech Robotics Inc.

4175 Cameron St Ste 1

Las Vegas, NV 8910

Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Richtech Robotics Inc., a Nevada corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-1 (the “Registration Statement”), pursuant to which the Company is registering under the Securities Act of 1933, as amended (the “Securities Act”), the following securities: (i) up to an aggregate of 14,492,753 shares (the “Offering Shares”) of Class B common stock, par value $0.0001 per share (the “Common Stock”); (ii) pre-funded warrants in lieu of Offering Shares (the “Pre-Funded Warrants”) to purchase up to an aggregate of 14,492,753 shares of Common Stock; (iii) warrants to purchase up to an aggregate of 14,492,753 shares of Common Stock (the “Common Warrants”); (iv) warrants (the “Placement Agent Warrants” and, together with the Pre-Funded Warrants and the Common Warrants, the “Warrants”) to purchase up to an aggregate of 1,014,493 shares of Common Stock to be issued by the Company to Rodman & Renshaw LLC (the “Placement Agent”), or its designees, as compensation for its services pursuant to an engagement letter entered into by and between the Company and the Placement Agent, dated as of August 4, 2024 (the “Engagement Letter”); and (v) up to an aggregate of 29,999,999 shares of Common Stock issuable upon exercise of the Warrants. The Offering Shares, the Pre-Funded Warrants and the Common Warrants will be sold by the Company pursuant to a securities purchase agreement to be entered into by and between the Company and the purchasers to be named therein (the “Purchase Agreement”).

In connection with this opinion, we have examined instruments, documents, certificates and records which we have deemed relevant and necessary for the basis of our opinion hereinafter expressed including (1) the Registration Statement, including the exhibits thereto, (2) the Company’s Articles of Incorporation, as amended to date, (3) the Company’s Second Amended and Restated Articles of Incorporation and Second Amended and Restated Bylaws, (4) certain resolutions or unanimous written consents to action of the Board of Directors of the Company, (5) the Engagement Letter, (6) the Purchase Agreement, (7) the Warrants, and (8) such other documents, corporate records, and instruments as we have deemed necessary for purposes of rendering the opinions set forth herein. As to certain factual matters, we have relied upon certificates of the officers of the Company and have not sought to independently verify such matters. In such examination, we have assumed (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; (c) the truth, accuracy, and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed; (d) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Securities Act; and (e) the Warrants will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement.

We express no opinion as to the laws, rules or regulations of any jurisdiction, other than the laws of the State of New York.

Based upon and subject to the foregoing, we are of the opinion that:

(i) Pre-Funded Warrants. The Pre-Funded Warrants, when executed and delivered by the Company in accordance with and in the manner described in the Registration Statement, the Purchase Agreement and the Pre-Funded Warrants, will be legally binding obligations of the Company enforceable in accordance with their terms, except: (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law); (b) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought; (d) we express no opinion as to whether a state court outside of the State of New York or a federal court of the United States would give effect to the choice of New York law provided for in the Pre-Funded Warrants; and (e) we have assumed the exercise price of the Pre-Funded Warrants will not be adjusted to an amount below the par value per share of the Common Stock.

(ii) Common Warrants. The Common Warrants, when executed and delivered by the Company in accordance with and in the manner described in the Registration Statement, the Purchase Agreement and the Common Warrants, will be legally binding obligations of the Company enforceable in accordance with their terms, except: (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law); (b) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought; (d) we express no opinion as to whether a state court outside of the State of New York or a federal court of the United States would give effect to the choice of New York law provided for in the Common Warrants; and (e) we have assumed the exercise price of the Common Warrants will not be adjusted to an amount below the par value per share of the Common Stock.

(iii) Placement Agent Warrants. The Placement Agent Warrants, when executed and delivered by the Company in accordance with and in the manner described in the Registration Statement, the Engagement Letter and the Placement Agent Warrants, will be a legally binding obligation of the Company enforceable in accordance with their terms, except: (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law); (b) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought; (d) we express no opinion as to whether a state court outside of the State of New York or a federal court of the United States would give effect to the choice of New York law provided for in the Placement Agent Warrants; and (e) we have assumed the exercise price of the Placement Agent Warrants will not be adjusted to an amount below the par value per share of the Common Stock.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC thereunder. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Yours truly,

/s/ Ellenoff Grossman & Schole LLP